Exhibit 10.66

AMENDMENT
TO THE
WELLPOINT 401(k) RETIREMENT SAVINGS PLAN
(As Amended Through March 1, 2002)

        The WellPoint 401(k) Retirement Savings Plan ("Plan"), as amended through March 1, 2002, is further amended effective as of the dates provided below (i) to authorize Participants age 50 and over to make Catch Up Contributions (as defined below) and (ii) to increase the maximum deferral percentage permitted for the Plan Year.

        1.    The first sentence of Section 5.01 governing Salary Deferral Contributions is amended as follows, effective for payroll periods beginning after April 6, 2003, to increase the maximum contribution per payroll period to 50%.

  Subject to Section 18.06, a Participant may elect to have a Participating Company reduce the amount of his or her Compensation for each payroll period from 1% to 50% and to have that amount contributed to the Plan as a Salary Deferral Contribution on his or her behalf, effective for payroll periods beginning after March 23, 2003.

        2.    A new subsection (d) is added at the end of Section 5.01, effective for Plan Years beginning on and after January 1, 2003, to authorize an additional contribution for Participants who attain age 50 by the end of the Plan Year, as permitted under changes made by the Economic Growth and Tax Relief Reconciliation Act of 2001.

          (d)  Notwithstanding the percentage limit or dollar limits described above, a Participant who is not less than age 50 by the end of a Plan Year beginning on or after January 1, 2003 may contribute an additional amount of Salary Deferral Contributions (referred to as "Catch Up Contributions"), up to the limit described in Code Section 414(v) as in effect for the Plan Year in which the Catch Up Contribution is made, consistent with procedures established by the Committee. Catch Up Contributions will not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan will not be treated as failing to satisfy the provisions of the Plan that implement the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416, as applicable, because of authorizing such Catch Up Contributions.

        3.    Effective for payroll periods beginning after April 6, 2003, the first sentence of Section 5.02(a) is amended to read:

  Except as provided in (b) below, Matching Contributions will equal 75% (or a greater or less percentage determined by each Participating Company before the payroll period) of the Salary Deferral Contribution (not taking into account any Catch Up Contributions) that the Participant directed during the Plan Year, while eligible for Matching Contributions as provided in Section 5.02(g) of the Plan.

        4.    Effective for payroll periods beginning after April 6, 2003, the second and third sentences of Section 5.02(b) are amended to read:

  For Participants with 10 or more but less than 20 Years of Service at the beginning of the first payroll period ending on or after January 1, 1997, Matching Contributions will equal 85% of the Salary Deferral Contribution (not taking into account any Catch Up Contributions) that the Participant directed during the Plan Year, while eligible for Matching Contributions as provided in Section 5.02(g) of the Plan. For Participants with 20 or more Years of Service at the beginning of the first payroll period ending on or after January 1, 1997, Matching Contributions will equal 100 % of the Salary Deferral Contribution (not taking into account any Catch Up Contributions) that the Participant directed during the Plan Year, while eligible for Matching Contributions as provided in Section 5.02(g) of the Plan.

        5.    Effective for payroll periods beginning after April 6, 2003, the second sentence of Section 5.02(d) is amended to read:

  The Matching Contributions rate for such Bargaining Unit Employees who are employed by Blue Cross of California on November 16, 1997 ("Eligible Local 29 Employees") and who have one Year of Service, but less than 10 Years of Service will be 75% of the Participant's Salary Deferral Contribution (not taking into account any Catch Up Contributions) for the Plan Year; for Eligible Local 29 Employees with 10 or more Years of Service but less than 20, the rate will be 85% of the Participant's Salary Deferral Contribution (not taking into account any Catch Up Contributions) for the Plan Year; for Eligible Local 29 Employees with 20 Years of Service, the rate will be 100% of the Participant's Salary Deferral Contribution (not taking into account any Catch Up Contributions) for the Plan Year.

        IN WITNESS WHEREOF, WellPoint Health Networks Inc. caused this Amendment to be executed this 16th day of March, 2003.

WELLPOINT HEALTH NETWORKS INC.

By:	/s/ J. THOMAS VAN BERKEM	Date:	March 16, 2003